EXHIBIT 11.1


                              COMPUTATION OF NET LOSS
                                  PER SHARE (1)

                                                                    THREE MONTHS
                                                                   ENDED MARCH 31,
                                                                   ---------------
                                                                1997            1996
                                                            ------------  --------------
Primary and Fully Diluted:
Weighted average common shares outstanding for
  the period............................................       8,298,000       8,155,000
                                                            ------------    ------------
                                                            ------------    ------------
Net loss................................................     $(3,024,000)    $(2,048,000)
                                                            ------------    ------------
                                                            ------------    ------------
Net loss per share......................................          ($0.36)         ($0.25)
                                                                 -------         -------
                                                                 -------         -------



  (1)  Primary and fully diluted calculations are substantially the same.




                                    20